Sub-Item 77Q3
a(i)  Not applicable at this time.

a(ii)  The internal controls of the SEI Daily
Income Trust (the "Trust") are periodically evaluated. Since the last evaluation, there have been no significant changes in the Trust's internal controls or in other factors that could have had a significant affect on such controls.
There have also been no significant deficiencies or material weaknesses identified since the last evaluation that required any corrective action.
a(iii)
I, Edward D. Loughlin, certify that:
1. I have reviewed this report on Form N-SAR of SEI Daily Income Trust;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial
information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: _September 27 2002
/s/Edward D. Loughlin_
[Signature]
President and CEO
I, James R. Foggo, certify that:
1. I have reviewed this report on Form N-SAR of
SEI Daily Income Trust;
2. Based on my knowledge, this report does not
contain any untrue statement of a material fact or
omit to state a material fact necessary to make
the statements made, in light of the circumstances
under which such statements were made, not
misleading with respect to the period covered by
this report; and
3. Based on my knowledge, the financial
information included in this report, and the
financial statements on which the financial
information is based, fairly present in all
material respects the financial condition, results
of operations, changes in net assets, and cash
flows (if the financial statements are required to
include a statement of cash flows) of the
registrant as of, and for, the periods presented
in this report.
Date: __September 27 2002___
/s/James R. Foggo
[Signature]
Controller and CFO